Exhibit 2.1

Description of the rights of B shares registered under Section 12 of the Securities Exchange Act of 1934

B Shares

A. OFFER AND LISTING DETAILS

Novo Nordisk A/S (the “Company”) is a limited liability company organized under the laws of Denmark and registered with the Danish Business Authority under CVR number 24256790.

The Company has a total share capital of DKK 451,000,000, divided into an A share capital of nominally DKK 107,487,200 and a B share capital of nominally DKK 343,512,800. Each A share of DKK 0.10 carries 100 votes and each B share of DKK 0.10 carries 10 votes at General Meetings of the Company.

The Company’s B shares are listed in Denmark on Nasdaq Copenhagen, and traded under the symbol "NOVO-B" and on the New York Stock Exchange (“NYSE”) as American Depository Receipts (“ADRs”), traded under the symbol "NVO". Each of the Company’s A shares and B shares has been fully paid up and is registered, in the case of the A shares, on the Company's Register of Shareholders and, in the case of the B shares, by VP Securities, a central securities depositary in Denmark.

The A shares and the B shares have the rights, preferences and restrictions described below in “-Memorandum and Articles of Association.”

B. MEMORANDUM AND ARTICLES OF ASSOCIATION

The following section summarizes certain material provisions of the Company’s Articles of Association, certain other constitutive documents and relevant Danish corporate law. For further information, see Exhibit 1.1 to this Form 20-F for a translation into the English language of the Articles of Association.

General

The Company’s objectives are to carry out research and development and to manufacture and commercialize pharmaceutical, medical and technical products and services as well as any other activity related thereto as determined by its Board of Directors. It strives to conduct its activities in a financially, environmentally and socially responsible way. The Company's objectives are set out in Article 2 of its Articles of Association.

Powers of the Board of Directors

All members of the Board of Directors have equal voting rights, and all resolutions are passed by a simple majority of votes. However, in the event of a tie, the Chair shall have the casting vote. The Board of Directors forms a quorum when at least a majority of its members is present.

According to the Danish Companies Act, no member of the Board of Directors or the Executive Management may take part in the consideration of any business involving agreements between any member of the Group and himself, legal actions brought against the individual, or any business involving agreements between any member of the Group and any third party or legal actions brought against any third party, if the individual has a major interest therein that might conflict with the Company’s interests. The Danish Companies Act also includes restrictions on the Company’s ability to grant loans or provide security to any member of the Board of Directors or anyone particularly close to such a member of the Board of Directors. The Company's ability to grant loans or provide security is subject to a number of conditions including shareholder approval or delegation of authorization to the Board of Directors by the General Meeting.

The remuneration of the Board of Directors must be approved by the Company’s shareholders at the Annual General Meeting.

According to the Company’s Articles of Association a person cannot be nominated for election or re-election if such person has reached the age of 70 at the time of the General Meeting.

Rights, restrictions and preferences attaching to the shares

If the shareholders at an Annual General Meeting approve a recommendation by the Board of Directors to pay dividends, dividends shall be distributed as follows: a priority dividend of 0.5% to the holders of A shares and then up to a dividend of 5% to the holders of B shares. Any distribution of additional dividends shall be subject to the provision that the holders of A shares shall never receive a total dividend exceeding the percentage rate of the dividend paid to the holders of B shares. A shares take priority for dividends below 0.5%. B shares take priority for dividends between 0.5% and 5%. However, in practice, A shares and B shares receive the same amount of dividends per share of DKK 0.01. Dividends on A shares shall be remitted to the shareholders at the addresses entered in the Company's Register of Shareholders as at the date of the Annual General Meeting. Dividends on B shares shall be paid with fully discharging effect for the Company through a central securities depository and an account-holding bank to shareholders registered by VP Securities at the time of payment.

The Board of Directors has been granted authority to distribute extraordinary dividends. This authority is included in the Articles of Association of the Company. Hence the Board of Directors has been granted authority to pay interim dividends without obtaining specific approval from the Annual General Meeting. Any Board resolution to pay extraordinary dividends must be accompanied by a balance sheet showing that sufficient funds are available for distribution. An authorized auditor must review the balance sheet.

Exhibit 2.1 2023 - Novo Nordisk

Subject to the preference mechanism described above, the A shares and the B shares rank as equal in the event of a return on capital by the Company. Upon a winding-up, liquidation or otherwise, the B shares rank ahead of the A shares with regard to payment of each share’s nominal amount. All shares rank as equal in respect of further distributions from a winding-up.

Each A share of DKK 0.10 carries 100 votes and each B share of DKK 0.10 carries 10 votes at General Meetings. A shares are non-negotiable instruments whereas B shares are negotiable instruments.

The holders of A shares have a pro-rata right of first refusal with regard to any A shares sold by another shareholder. However, currently all A-shares are owned by Novo Holdings A/S and cannot be divested.

The share capital has been fully paid up and shareholders are not liable to further capital calls by the Company. No shareholder shall be obliged to have his shares redeemed in whole or in part. There is no sinking fund provision in the Articles of Association. There is no provision in the Articles of Association discriminating against any existing or prospective holder of such securities as a result of such shareholder owning a substantial number of shares. The members of the Board of Directors do not stand for reelection at staggered intervals and there is no cumulative voting arrangement.

Changes in shareholders’ rights

Changes in the rights of holders of A shares or B shares require an amendment of the Articles of Association. Unless stricter requirements are made under the Danish Companies Act for any such resolution to be passed, (i) at least 2/3 of the total number of votes in the Company shall be represented at the General Meeting, and (ii) at least 2/3 of the votes cast and of the voting share capital shall vote in favor of such a resolution. If the quorum requirement in (i) is not fulfilled, the Board of Directors shall within two weeks convene another General Meeting at which the resolution may be passed irrespective of the number of votes represented.

General Meetings

The Company’s General Meetings shall be held at a venue in the Capital Region of Denmark. The Annual General Meeting shall be held before the end of April in every year. Extraordinary General Meetings shall be held as resolved by the General Meeting or the Board of Directors, or upon the request of the auditors or shareholders representing in total at least 5% of the share capital. The Extraordinary General Meeting shall then be called not later than two weeks after receipt of such request.

General Meetings shall be called by the Board of Directors not earlier than five weeks and not later than three weeks prior to the General Meeting. The notice calling such General Meeting, stating the agenda for the meeting, shall be published on the Company’s website: novonordisk.com (the contents of this website are not incorporated by reference into this Form 20-F). The notice convening the meeting shall also be forwarded by mail or by email in writing to all shareholders entered in the Register of Owners who have so requested.

A shareholder’s right to attend and vote at a General Meeting shall be determined by the shares or ADRs which such shareholder owns at the applicable record date. The Danish record date is one week prior to the General Meeting. Any shareholder who is entitled to attend the General Meeting is required to apply for an admission card to such General Meeting no later than three days prior to the date of such General Meeting. ADR holders who wish to attend the General Meeting in Denmark should contact Investor Relations, via e-mail to IRofficer@novonordisk.com.

The shares held by each shareholder at the Danish record date shall be calculated based on the registration of the shareholder’s shares in the Register of Owners as well as any notification received by the Company with respect to registration of shares in the Register of Owners, which have not yet been entered in the Register of Owners.

Ownership restrictions

There are no limitations on the rights of non-resident or foreign owners to hold or vote the shares imposed by the laws of Denmark, the Company’s Articles of Association, or any other of its constituent documents.

Change of control

There is no provision in the Articles of Association, nor any other constituent document, that would have an effect of delaying, deferring or preventing a change in control of the Company and that would operate only with respect to a merger, acquisition or corporate restructuring involving the Company (or any of its subsidiaries). However, based on the current shareholder structure, the voting rights held by holders of A shares outlined above afford the Novo Nordisk Foundation, acting through its wholly-owned subsidiary Novo Holdings A/S, to have veto power against any change of control.

Ownership disclosure

According to the Danish Capital Markets Act and the Danish Companies Act, shareholders of the Company must notify the Danish Financial Supervisory Authority and the Company of their ownership if they own 5% or more of the voting rights or share capital. Also, shareholders must notify changes in holdings if thresholds of 5%, 10%, 15%, 20%, 25%, 50%, 90% or 100% and 1/3 and 2/3 of the voting rights or share capital are crossed.

Changes in capital
The Company’s Articles of Association do not contain conditions governing changes in the capital more stringent than those contained in the Danish Companies Act.

There are no limitations on the right of non-resident or foreign owners to hold or vote the B shares or the ADRs imposed by the laws of Denmark or the Articles of Association of the Company.

Exhibit 2.1 2023 - Novo Nordisk

American Depositary Shares
The Company’s American Depositary Receipts (“ADR”) program is administered by J.P. Morgan Depositary Receipts Group, JPMorgan Chase Bank, N.A., 383 Madison Avenue, Floor 11, New York, NY 10179, United States (the “Depositary”). ADRs evidence American Depositary Shares (“ADSs”) issuable by the Depositary pursuant to the terms of the Amended and Restated Deposit Agreement (the “Deposit Agreement”), the form of which is attached as an exhibit to the registration statement on Form F-6 filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on March 2, 2017 (File No. 333-192740). Each ADS currently represents one deposited Novo Nordisk B share. The ADS to share ratio is subject to amendment as provided in the form of ADR (which may give rise to fees contemplated by the form of ADR, which is attached to the Deposit Agreement). In the future, each ADS will also represent any securities, cash or other property deposited with the Depositary but which has not been distributed directly to ADS holders (together with any deposited shares, the “Deposited Securities”).

For the purposes of the following description, “Holders” refers to the registered ADS holders. ADSs may be held either directly or indirectly through a broker or other financial institution. If an ADS holder holds their ADSs directly, they will be a registered ADS holder. If an ADS is held indirectly, the relevant holder must rely on the procedures of their broker or other financial institution to assert the rights of ADS holders described below. Such holders should consult with their broker or financial institution to find out what those procedures are.

A. SHARE DIVIDENDS AND OTHER DISTRIBUTIONS

The Company may make various types of distributions with respect to its securities. To the extent practicable, the Depositary will deliver such distributions to each Holder entitled thereto, in proportion to their interests, on the record date set by the Depositary, in the following manner:

•Cash. The Depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's and/or its agents' fees and expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner.

•Shares. In the case of a distribution in shares, the Depositary will issue the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

•Rights. The Depositary will distribute warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities, to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence). However, to the extent the Company does not timely furnish such evidence, the Depositary may:

i. sell such rights if practicable and distribute the net proceeds from the sale of such rights in the same     manner as cash; or
ii. if it is not practicable to sell the rights by reason of the non-transferability of such rights, limited markets therefor, their short duration or otherwise, do nothing (and allow such rights to lapse).

•Other Distributions. In the case of a distribution of securities or property other than those described above, the Depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute the net proceeds in the same way it distributes cash.

To the extent that any of the Deposited Securities is not or shall not be entitled, by reason of its date of issuance, or otherwise, to receive the full amount of any cash dividend, distribution, or net proceeds of sales as contemplated by clause (a) of the prior paragraph, the Depositary shall make appropriate adjustments in the amounts distributed to the Holders issued in respect of such Deposited Securities. To the extent the Company or the Depositary shall be required to withhold and does withhold from any cash dividend, distribution or net proceeds from sales in respect of any Deposited Securities an amount on account of taxes, the amount distributed on the ADSs issued in respect of such Deposited Securities shall be reduced accordingly.

To the extent the Depositary determines in its discretion that it would not be permitted by applicable law, rule or regulation, or it would not otherwise be practicable, to convert foreign currency into U.S. dollars and/or distribute such U.S. dollars to any or all of the Holders entitled thereto, the Depositary may in its discretion distribute some or all of the foreign currency received by the Depositary as it deems permissible and practicable to, or retain and hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

To the extent that the Depositary determines in its discretion that any distribution pursuant to the above would not be permissible by applicable law, rule or regulation, or is not otherwise practicable with respect to any or all Holders, the Depositary may in its discretion make such distribution as it so deems permissible and practicable, including the distribution of some or all of any cash, foreign currency, securities or other property (or appropriate documents evidencing the right to receive some or all of any such cash, foreign currency, securities or other property), and/or the Depositary may retain and hold some or all of such cash, foreign currency, securities or other property as Deposited Securities with respect to the applicable Holders’ ADRs (without liability for interest thereon or the investment thereof).

Exhibit 2.1 2023 - Novo Nordisk

To the extent the Depositary retains and holds any cash, foreign currency, securities or other property, any and all fees, charges and expenses related to, or arising from, the holding thereof (including, but not limited to those provided in any ADR) shall be paid from such cash, foreign currency, securities or other property, or the net proceeds from the sale thereof, thereby reducing the amount so held.

The Depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

There can be no assurance that the Depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period.

The Depositary reserves the right to utilize a division, branch or affiliate of the Depositary to direct, manage and/or execute any public and/or private sale of securities and/or property under the Deposit Agreement. Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth on the “Disclosures” page (or successor page) of ADR.com, the location and contents of which the Depositary shall be solely responsible for.

B. ISSUANCE, WITHDRAWAL AND CANCELLATION

Upon each deposit of shares or evidence of rights to receive shares, receipt of related delivery documentation and compliance with the other provisions of the Deposit Agreement, including the payment of the fees and charges of the Depositary and any taxes or other fees or charges owing, the Depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. Shares deposited must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan Chase Bank, N.A., as depositary for the benefit of holders of ADRs or in such other name as the Depositary shall direct. All of the ADSs issued will, unless specifically requested to the contrary, be part of the Depositary's direct registration system, and a registered holder will receive periodic statements from the Depositary which will show the number of ADSs registered in such holder's name. An ADR holder can request that the ADSs not be held through the Depositary's direct registration system and that a certificated ADR be issued.

In its capacity as Depositary, the Depositary shall not lend shares or ADSs.

Upon surrender for cancellation of (i) a certificated ADR in form satisfactory to the Depositary at the Depositary’s office or (ii) proper instructions and documentation in the case of a direct registration ADR, the Depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares to the Holder or upon the Holder’s written order. Delivery of deposited securities in certificated form will be made at the custodian's office. At the Holder’s risk, expense and request, the Depositary may deliver deposited securities at such other place as the Holder may request.

C. TRANSFER

ADRs are transferable on the ADR register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the aggregate number of ADSs surrendered for split-up or combination, by the Holder thereof or by duly authorized attorney upon surrender of the relevant ADR upon delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR register at any time or from time to time when deemed expedient by it or, in the case of the issuance book portion of the ADR register, when reasonably requested by the Company solely in order to enable the Company to comply with applicable law. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a direct registration ADR, or vice versa, execute and deliver a certificated ADR or a direct registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or direct registration ADR, as the case may be, substituted.

D. RECORD DATES

The Depositary may fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by the Company) for the determination of the Holders who shall be entitled or obligated:

•to receive any distribution on or in respect of Deposited Securities;

•to give instructions for the exercise of any voting rights;

•to pay the fee assessed by the Depositary for administration of the ADR program and for any expenses as provided for in the ADR;

•to receive any notice or to act in respect of other matters, all subject to the provisions of the Deposit Agreement.

E. VOTING RIGHTS

As soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of shares or Deposited Securities, the Depositary shall fix the ADS record date provided that if the Depositary receives a written request from the Company in a timely manner and at least thirty (30 days) prior to the date of such vote or meeting, the Depositary shall, at the Company’s expense, distribute to Holders a notice stating (i) such information as contained in such notice and any solicitation materials, (ii) that each Holder on the record date set by the Depositary will, subject to any applicable provisions of the laws of Denmark, be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs and (iii) the manner in which such instructions may be given or deemed as provided below, including instructions for giving a discretionary proxy to a person designated by the Company.

Exhibit 2.1 2023 - Novo Nordisk

Each Holder shall be solely responsible for the forwarding of Voting Notices to the beneficial owners of ADSs registered in such Holder’s name. Following actual receipt by the ADR department responsible for proxies and voting of Holders’ instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for DTC), the Depositary shall, in the manner and on or before the date established by the Depositary for such purpose, endeavor to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holders' ADRs in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities. If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder's ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions. Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted.

There is no guarantee that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable such Holder to return any voting instructions to the Depositary in a timely manner.

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirement of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, Holders, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials). Holders are strongly encouraged to forward their voting instructions as soon as possible. Voting instructions will not be deemed received until such time as the ADR department responsible for proxies and voting has received such instructions, notwithstanding that such instructions may have been physically received by the Depositary prior to such time.

F. REPORTS AND OTHER COMMUNICATIONS

The Depositary will make available for inspection by Holders at the offices of the Depositary and of the custodian the Deposit Agreement, the provisions of or governing Deposited Securities, and any written communications from the Company, which are both received by the custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities.

Additionally, the Depositary will distribute copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company.

G. FEES AND EXPENSES

The Depositary may charge, and collect from, (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by the Company or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or Deposited Securities, and (ii) each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason, a fee of up to U.S. $5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered, or upon which a share distribution or elective distribution is made or offered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional fees, charges and expenses shall also be incurred by the Holders, the beneficial owners, by any party depositing or withdrawing shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs), whichever is applicable:

•a fee of U.S. $0.05 or less per ADS for any cash distribution made, or for any elective cash/stock dividend offered, pursuant to the Deposit Agreement;

•a fee of up to U.S.$0.05 per ADS held for the direct or indirect distribution of securities (other than ADSs or rights to purchase additional ADSs or the net cash proceeds from the public or private sale of any such securities, regardless of whether any such distribution and/or sale is made by, for, or received from, or (in each case) on behalf of, the Depositary, the Company and/or any third party (which fee may be assessed against Holders as of a record date set by the Depositary),

•an aggregate fee of up to U.S. $0.05 per ADS per calendar year (or portion thereof) for services performed by the Depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Holders as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions;

•an amount for the reimbursement of such charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the custodian as well as charges and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the shares or other Deposited Securities, the sale of securities (including, without limitation, deposited securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its custodian's compliance with applicable law, rule or regulation (which charges and expenses may be assessed on a proportionate basis against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge or expense from one or more cash dividends or other cash distributions); and

Exhibit 2.1 2023 - Novo Nordisk

•a fee for the distribution of securities or the sale of securities in connection with a distribution, such fee being in an amount equal to the fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to those Holders entitled thereto;

The Company will pay all other fees, charges and expenses of the Depositary and any agent of the Depositary (except the custodian) pursuant to agreements from time to time between the Company and the Depositary, except:

•stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing shares);

•a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication) as disclosed on the "Disclosures" page (or successor page) of www.adr.com (as updated by the Depositary from time to time, "ADR.com") and any applicable delivery expenses (which are payable by such persons or Holders); and

•transfer or registration expenses for the registration of transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing shares or Holders withdrawing Deposited Securities).

To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the Depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars (“FX Transactions”). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third-party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (i) a published benchmark rate, or (ii) a rate determined by a third-party local liquidity provider, in each case plus or minus a spread, as applicable. The Depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the "Disclosures" page (or successor page) of ADR.com. Such applicable foreign exchange rate and spread may (and neither the Depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the Company, the Depositary, Holders or beneficial owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent the Company provides U.S. dollars to the Depositary, neither the Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the Depositary will distribute the U.S. dollars received from the Company. Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the Depositary on ADR.com. The Company, Holders and beneficial owners each acknowledge and agree that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the Deposit Agreement.

The right of the Depositary to charge and receive payment of fees, charges and expenses survives the termination of the Deposit Agreement, and shall extend for those fees, charges and expenses incurred prior to the effectiveness of any resignation or removal of the Depositary.

The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the ADR program upon such terms and conditions as the Company and the Depositary may agree from time to time. The Depositary may make available to the Company a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time. The Depositary may agree to reduce or waive certain fees, charges and expenses, including, without limitation, those described herein that would normally be charged on ADSs issued to or at the direction of, or otherwise held by, the Company and/or certain Holders and beneficial owners and holders and beneficial owners of shares of the Company.

H. TAXES

Holders must pay any tax or other governmental charge payable by the custodian or the Depositary on any ADS or ADR, Deposited Security or distribution. If any tax or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the Depositary with respect to any ADR, any Deposited Securities represented by the ADSs evidenced thereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary and by holding, or having held, an ADR the Holder and all prior Holders thereof jointly and severally agree to indemnify, defend and save harmless each of the Depositary and its agents in respect thereof. The Depositary may also refuse to effect any registration, registration of transfer, split-up or combination of any ADR, or any withdrawal of Deposited Securities, until such payment is made.

If the Depositary determines that any distribution in property other than cash (including shares or rights) on Deposited Securities is subject to any tax that the Depositary or the custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

Exhibit 2.1 2023 - Novo Nordisk

Holders of any ADR or any interest therein, agree to indemnify the Company, the Depositary, the custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

I. RECLASSIFICATIONS, RECAPITALIZATIONS AND MERGERS

In the event of changes affecting the Deposited Securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, (ii) any distributions of shares or other property not made to Holders or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, then the Depositary may in its discretion:

•amend the form of ADR;

•distribute additional or amended ADRs;

•distribute cash, securities or other property received by it in connection with such actions;

•sell any securities or property received and distribute the proceed as cash; or

•choose to do none of the above.

If the depositary chooses not to take any of the above actions, any of the cash, securities or other property it receives will constitute a part of the Deposited Securities and each ADS will then represent a proportionate interest in such property.

J. AMENDMENT AND TERMINATION

The ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees, charges or expenses (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, the transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission, or any other method of communication, applicable delivery expenses, or other such fees, charges or expenses,) or that shall otherwise prejudice any substantial existing right of Holders or beneficial owners, shall become effective thirty (30) days after notice of such amendment shall have been given to the Holders. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of any ADR holder to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, we and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

Notice of any amendment to the Deposit Agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC's website or upon request from the Depositary).

The Depositary may, and shall at the Company’s written direction, terminate the Deposit Agreement and the ADRs by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the Depositary shall have (i) resigned as depositary under the Deposit Agreement, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating under the Deposit Agreement within 45 days of the date of such resignation, and (ii) been removed as depositary under the Deposit Agreement, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating under the Deposit Agreement on the 90th day after the Company’s notice of removal was first provided to the Depositary. Notwithstanding anything to the contrary herein, the Depositary may terminate the Deposit Agreement (a) without notice to the Company, but subject to giving 30 days' notice to the Holders, under the following circumstances: (w) in the event of the Company's bankruptcy or insolvency, (x) if the Shares cease to be listed on an internationally recognized stock exchange, (y) if the Company effects (or will effect) a redemption of all or substantially all of the Deposited Securities, or a cash or share distribution representing a return of all or substantially all of the value of the Deposited Securities, or (z) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of Deposited Securities, and (b) immediately without prior notice to the Company, any Holder or beneficial owner or any other person if required by any law, rule or regulation or any governmental authority or body, or the Depositary would be subject to liability under or pursuant to any law, rule or regulation, or by any governmental authority or body, in each case as determined by the Depositary in its reasonable discretion.

After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement or the ADRs, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for

Exhibit 2.1 2023 - Novo Nordisk

the pro rata benefit of the Holders not theretofore surrendered. After making such sales, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and the ADRs, except to account for such net proceeds and other cash.

K. LIMITATIONS ON OBLIGATIONS AND LIABILITY

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADR, the delivery of any distribution in respect thereof, or the withdrawal of any Deposited Securities, and from time to time in the case of the production of proofs as described below, the Company, the Depositary or the custodian may require:

•payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other Deposited Securities upon any applicable register and (iii) any applicable fees and expenses described in the Deposit Agreement;

•the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and the ADRs, as it may deem necessary or proper; and

•compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement.

The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary.
The Deposit Agreement expressly limits the obligations and liability of the Depositary, the Company and their respective agents, provided, however, that no disclaimer of liability under the Securities Act of 1933 is intended by any of the limitations of liabilities provisions of the Deposit Agreement. The Deposit Agreement provides that the Depositary, the Company and each of their respective directors, officers, employees, agents and affiliates will:

•incur or assume no liability (including, without limitation, to Holders or beneficial owners) (A) if any present or future law, rule, regulation, fiat, order or decree of Denmark, the United States or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company’s Articles of Association, any act of God, war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, extraordinary market conditions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyber, ransomware or malware attack, computer failure or circumstance beyond the Company’s, the Depositary's or their respective agents' direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or the ADRs provide shall be done or performed by the Company, the Depositary or their respective agents (including, without limitation, voting), or (B) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the Deposit Agreement it is provided shall or may be done or performed or any exercise or failure to exercise any discretion given it in the Deposit Agreement or the ADRs (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable);

•incur or assume no liability (including, without limitation, to Holders or beneficial owners) except to perform its obligations to the extent they are specifically set forth in the Deposit Agreement and the ADRs without gross negligence or willful misconduct and the Depositary shall not be a fiduciary or have any fiduciary duty to Holders or beneficial owners;

•in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, the ADSs or the ADRs;

•In the case of the Company and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, the ADSs or the ADRs, which in the Company’s or its agent’s opinion, as the case may be, may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; and

•not be liable (including, without limitation, to Holders or beneficial owners) for any action or inaction by it in reliance upon the advice of or information from any legal counsel, any accountants, any person presenting shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information and/or, in the case of the Depositary, the Company.

Furthermore, the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of the Depositary. Notwithstanding anything to the contrary contained in the Deposit Agreement or any ADRs, the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any Holder has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties. The Depositary shall be under no obligation to inform Holders or beneficial owners about the requirements of the laws, rules or regulations or any changes therein or thereto of Denmark, the United States or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.Neither the Depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which voting instructions are given or deemed to be given, including instructions to give a discretionary proxy to a person designated by the Company, for the manner in which any vote is cast, including, without limitation, any vote cast by a

Exhibit 2.1 2023 - Novo Nordisk

person to whom the Depositary is instructed to grant a discretionary proxy or deemed to have been instructed to grant a discretionary proxy or for the effect of any such vote. The Depositary shall endeavor to effect any sale of securities or other property and any conversion of currency, securities or other property, in accordance with the Depositary's normal practices and procedures under the circumstances applicable to such sale or conversion, but shall have no liability (in the absence of its own willful default or gross negligence or that of its agents, officers, directors or employees) with respect to the terms of any such sale or conversion, including the price at which such sale or conversion is effected, or if such sale or conversion shall not be practicable, or shall not be believed, deemed or determined to be practicable by the Depositary. Specifically, the Depositary shall not have any liability for the price received in connection with any public or private sale of securities (including, without limitation, for any sale made at a nominal price), the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

The Depositary shall not incur any liability in connection with or arising from any failure, inability or refusal by the Company or any other party, including any share registrar, transfer agent or other agent appointed by the Company, the Depositary or any other party, to process any transfer, delivery or distribution of cash, shares, other securities or other property, including without limitation upon the termination of the Deposit Agreement, or otherwise to comply with any provisions of the Deposit Agreement that are applicable to it.

The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. Notwithstanding anything to the contrary set forth in the Deposit Agreement or any ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or any ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

None of the Depositary, the custodian or the Company, or any of their respective directors, officers, employees, agents or affiliates shall be liable for the failure by any Holder or beneficial owner to obtain the benefits of credits or refunds of non-U.S. tax paid against such Holder’s or beneficial owner’s income tax liability. The Depositary is under no obligation to provide the Holders and beneficial owners, or any of them, with any information about the tax status of the Company. None of the Depositary, the custodian or the Company, or any of their respective directors, officers, employees, agents and affiliates, shall incur any liability for any tax or tax consequences that may be incurred by Holders or beneficial owners on account of their ownership of the ADRs or ADSs.

The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the creditworthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.

Notwithstanding anything herein or in the Deposit Agreement to the contrary, the Depositary and the custodian(s) may use third-party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation and other services in connection herewith and the Deposit Agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders of issuers. Although the Depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third-party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary.

Notwithstanding any other provision of the Deposit Agreement or the ADR to the contrary, neither the Company nor the Depositary, nor any of their agents, shall be liable to the other for any indirect, special, punitive or consequential damages (collectively "Special Damages") except (i) to the extent such Special Damages arise from the gross negligence or willful misconduct of the party from whom indemnification is sought or (ii) to the extent Special Damages arise from or out of a claim brought by a third party (including, without limitation, Holders) against the Depositary or its agents, except to the extent such Special Damages arise out of the gross negligence or willful misconduct of the party seeking indemnification.

No provision of the Deposit Agreement or the ADR is intended to constitute a waiver or limitation of any rights which Holders or beneficial owners may have under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable.

I. DISCLOSURE OF INTEREST IN ADSs

To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions the Company may provide in respect thereof. The Company reserves the right to instruct Holders to deliver their ADSs for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal with the Holder directly as a holder of shares and Holders agree to comply with such instructions. The Depositary agrees to cooperate with the Company in its efforts to inform Holders of the Company's exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Holder. The Company may from time to time request Holders or beneficial owners of an interest in ADRs to provide information as to the capacity in which such Holders own or owned ADRs and regarding the identity of any other persons then or previously having a beneficial interest in such ADRs and the nature of such interest and various other matters. Each Holder agrees to provide any information requested by the Company or the Depositary pursuant to the Deposit Agreement.

Exhibit 2.1 2023 - Novo Nordisk

M. BOOKS OF DEPOSITARY

The Depositary or its agent will keep a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the Depositary’s direct registration system. Registered holders of ADRs may inspect such records at the Depositary’s office at all reasonable times, but solely for the purpose of communicating with Holders in the interest of the Company or a matter relating to the Deposit Agreement.

The Depositary will maintain facilities for the delivery and receipt of ADRs.

N. APPOINTMENT

Each Holder and each beneficial owner, upon acceptance of any ADSs or ADRs (or any interest in any of them) issued in accordance with the terms and conditions of the Deposit Agreement shall be deemed for all purposes to
•be a party to and bound by the terms of the Deposit Agreement and the applicable ADR(s),

•appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof, and

•acknowledge and agree that (i) nothing in the Deposit Agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto, nor establish a fiduciary or similar relationship among such parties, (ii) the Depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about the Company, Holders, beneficial owners and/or their respective affiliates, (iii) the Depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with the Company, Holders, beneficial owners and/or the affiliates of any of them, (iv) the Depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to the Company or the Holders or beneficial owners and/or their respective affiliates may have interests, (v) nothing contained in the Deposit Agreement or any ADR(s) shall (A) preclude the Depositary or any of its divisions, branches or affiliates from engaging in any such transactions or establishing or maintaining any such relationships, or (B) obligate the Depositary or any of its divisions, branches or affiliates to disclose any such transactions or relationships or to account for any profit made or payment received in any such transactions or relationships, (vi) the Depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the Depositary and (vii) notice to a Holder shall be deemed, for all purposes of the Deposit Agreement and this ADR, to constitute notice to any and all beneficial owners of the ADSs evidenced by such Holder's ADRs.

For all purposes under the Deposit Agreement and this ADR, the Holder hereof shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by this ADR.

O. GOVERNING LAW

The Deposit Agreement and this ADR shall be governed by and construed in accordance with the laws of the State of New York.

By holding an ADR or ADS or an interest therein, Holders and beneficial owners each irrevocably agree that any legal suit, action or proceeding against or involving Holders or beneficial owners brought by the Company or the Depositary, arising out of or based upon the Deposit Agreement, the ADSs, the ADRs or the transactions contemplated therein, may only be instituted in a state or federal court in New York, New York, and by holding or owning an ADR or ADS or an interest therein each irrevocably waives any objection that or owning an ADR or it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.

By holding or owning an ADR or ADS or an interest therein, Holders and beneficial owners each also irrevocably agree that any legal suit, action or proceeding against or involving the Depositary and/or the Company brought by Holders or beneficial owners, arising out of or based upon the Deposit Agreement, the ADSs, the ADRs or the transactions contemplated therein, including, without limitation, claims under the Securities Act of 1933, may be instituted only in the United States District Court for the Southern District of New York (or in the state courts of New York County in New York if either (i) the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (ii) the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable).

P. JURY TRIAL WAIVER

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR THE AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER OF, AND/OR HOLDER OF INTERESTS IN ADSS OR ADRS) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF, BASED ON OR RELATING IN ANY WAY TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSS OR THE ADRS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED THEREIN, OR THE BREACH THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY), INCLUDING, WITHOUT LIMITATION, ANY SUIT, ACTION, CLAIM OR PROCEEDING UNDER THE UNITED STATES FEDERAL SECURITIES LAWS. No provision of this Deposit Agreement or any ADR is intended to constitute a waiver or limitation of any rights that a Holder or any beneficial owner may have under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable.

Exhibit 2.1 2023 - Novo Nordisk